UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CACHET FINANCIAL SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	27-2205650
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

18671 Lake Drive East dellFive Business Park G Minneapolis, MN 55317	55317
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.0001 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [  ]

Securities Act registration statement file number to which this form relates: 333-215650

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered.

The “Description of Securities – Common Stock” section included in the Registration Statement on Form S-1 (File No. 333-215650), as amended, which Registration Statement was initially filed with the Securities and Exchange Commission on January 20, 2017, as well as in any prospectus that constitutes a part thereof and is filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is incorporated herein by reference.

Item 2. Exhibits

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CACHET FINANCIAL SOLUTIONS, INC.

By:	/s/ Jeffrey C. Mack
Name:	Jeffrey C. Mack
Title:	President and Chief Executive Officer

Date: March 1, 2017